Exhibit 99.1

Contact:
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

HAIN CELESTIAL ANNOUNCES RECORD RESULTS
FOR SECOND QUARTER FISCAL YEAR 2013
AND RAISES EARNINGS GUIDANCE

GAAP Net Income of $31.6 Million; Up 58%
GAAP EPS of $0.68 per Diluted Share
from Continuing Operations; Up 48%

Adjusted Net Income of $34.2 Million; Up 40%
Adjusted EPS of $0.72 per Diluted Share; Up 36%

Melville, NY, February 5, 2013 - The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported its results for the second quarter ended December 31, 2012.

Performance Highlights 2QFY13 Compared to 2QFY12

•	Record net sales of $455.3 million, an increase of 24.8%

•	GAAP net income of $31.6 million, an increase of 57.8%

•	GAAP earnings per diluted share from continuing operations of $0.68, an increase of 47.8%

•	Adjusted earnings per diluted share of $0.72, an increase of 35.8%

•	Operating free cash flow of $106.8 million for the trailing 12 months ended December 31, 2012, an increase of 47.6%

•	Adjusted EBITDA of $205.9 million for the trailing 12 months ended December 31, 2012, an increase of 31.8%

“I am extremely pleased with our results as Hain Celestial US delivered 9.4% top-line growth on a comparable basis as well as increased profitability during the second quarter. In the UK, Hain Daniels, with the addition of the ambient grocery brands for two months of the quarter, focused on higher margin brand growth while evaluating and establishing a program to eliminate certain unprofitable private label sales. At the same time our businesses in Canada and Europe delivered profitable growth,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “As we have previously discussed, a major investment in our Fakenham facility is underway, where we are repositioning our meat-free frozen foods plant to be ready for the commencement of a long-term program with a major retailer later this year. Brands acquired during the quarter also contributed to our results, including Hartley's® jam and Sun-Pat® peanut butter, each of which are No. 1 in their respective categories in the United Kingdom,” concluded Irwin Simon.

Worldwide net sales for the second quarter of fiscal year 2013 were a record $455.3 million, an increase of 24.8% compared to net sales of $364.8 million in the prior year period. Hain Celestial US reported net sales of $280.4 million. In the United Kingdom, Hain Daniels' net sales were $120.2 million. For the Company's Rest of World segment, consisting of the operations of Hain Celestial Canada and Hain Celestial Europe, net sales were $54.7 million. The Company had strong brand contribution across various sales channels led by Celestial Seasonings®, Earth's Best®, Garden of Eatin®, Imagine®, MaraNatha®, The Greek Gods®, Alba Botanica®, Lima®, Danival® and Linda McCartney®. Also, the Company has entered the raw juice category with the acquisition of the BluePrint® brand in late December.

The Hain Celestial Group, Inc. • 58 South Service Road • Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

The Company earned income from continuing operations of $32.2 million in the second quarter of fiscal year 2013 compared to $21.1 million in the prior year period, a 53.0% increase, and reported earnings per diluted share from continuing operations of $0.68 compared to $0.46 in the prior year second quarter. Adjusted income from continuing operations was $34.2 million compared to $24.4 million in the prior year, a 40.3% increase, and adjusted earnings per diluted share from continuing operations was $0.72 compared to $0.53 in the prior year second quarter. Adjusted amounts exclude acquisition-related expenses, integration and restructuring charges as well as an acquisition-related currency gain. Adjusted EBITDA reached a new high of $205.9 million during the 12-trailing month period ended December 31, 2012.

Fiscal Year 2013 Guidance
The Company updated its annual guidance for fiscal year 2013.

•	Total net sales range of $1.740 billion to $1.755 billion; an increase of 26% to 27% as compared to fiscal year 2012.

•	Earnings range of $2.40 to $2.47 per diluted share; an increase of 29% to 33% as compared to fiscal year 2012.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition and integration expenses that may be incurred during the Company's fiscal year 2013, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions. Historically, the Company's sales and earnings are strongest in its second and third quarters.

Segment Results
The Company's operations are organized into geographic segments: United States, United Kingdom, Canada and Europe.

Sales in the United States segment were $280.4 million for the three months ended December 31, 2012, up 9.4% from the prior year period on a comparable basis, after adjusting the reported 8.2% growth for the transfer of sales responsibilities for a particular brand to the Company's Canadian operations in fiscal year 2013, which accounted for $2.8 million included in United States sales in fiscal year 2012. For the six months ended December 31, 2012, the increase was 9.4% after adjusting for the transfer of $5.7 million of sales in fiscal year 2012.

The following is a summary of second quarter and six month results by reportable segment:

The Hain Celestial Group, Inc.
Reportable Segment Results
(dollars in thousands)
	United States	United Kingdom	Rest of World	Corporate and other (1)	Consolidated
Net sales - Three months ended 12/31/12	$280,415	$120,167	$54,737	$—	$455,319
Net sales - Three months ended 12/31/11	$259,153	$56,417	$49,267	$—	$364,837
% change	8.2%	113.0%	11.1%		24.8%

Operating income - Three months ended 12/31/12	$47,582	$12,076	$4,268	$(12,682)	$51,244
Operating income - Three months ended 12/31/11	$41,760	$3,362	$2,630	$(11,548)	$36,204
% change	13.9%	259.2%	62.3%		41.5%

Operating income margin - Three months ended 12/31/12	17.0%	10.0%	7.8%		11.3%
Operating income margin - Three months ended 12/31/11	16.1%	6.0%	5.3%		9.9%

	United States	United Kingdom	Rest of World	Corporate and other (1)	Consolidated
Net sales - Six months ended 12/31/12	$533,062	$178,115	$103,949	$—	$815,126
Net sales - Six months ended 12/31/11	$492,795	$67,655	$91,224	$—	$651,674
% change	8.2%	163.3%	13.9%		25.1%

Operating income - Six months ended 12/31/12	$84,099	$11,050	$8,674	$(20,303)	$83,520
Operating income - Six months ended 12/31/11	$73,492	$2,240	$4,810	$(20,501)	$60,041
% change	14.4%	393.3%	80.3%		39.1%

Operating income margin - Six months ended 12/31/12	15.8%	6.2%	8.3%		10.2%
Operating income margin - Six months ended 12/31/11	14.9%	3.3%	5.3%		9.2%

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its second quarter fiscal year 2013 results. The conference call will be webcast and available under the Investor Relations section of the Company's website at www.hain-celestial.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth's Best®, Terra®, Garden of Eatin'®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe's Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson's Juice Co.®, Farmhouse Fare®, Hartley's®, Sun-Pat®, Gale's®, Robertson's®, Frank Cooper's®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth's Best TenderCare®. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company's expectations relating to (i) the Company's guidance for net sales and earnings per diluted share for fiscal year 2013; and (ii) the Company's investment in its Fakenham facility for the commencement later this year of a program with a major retailer. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to the Company's ability to achieve its guidance for net sales and earnings per diluted share for fiscal year 2013 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company's customers and consumers' product preferences, and the Company's business, financial condition and results of operations; the Company's ability to implement its business and acquisition strategy; the Company's ability to realize sustainable growth, execute productivity initiatives and manage its supply chain; the Company's ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company's ability to increase prices on existing products; the Company's reliance on third party distributors, manufacturers and suppliers; the Company's ability to maintain existing customers and secure and integrate new customers; the Company's ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; and those risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2012. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income, adjusted gross profit, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and six months ended December 31, 2012 and 2011 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration and restructuring charges. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three-month, six-month and trailing 12-month periods ended December 31, 2012 and 2011, EBITDA and adjusted EBITDA were calculated as follows:

	3-Months Ended		6-Months Ended		Trailing 12 Months
	12/31/12	12/31/11	12/31/12	12/31/11	12/31/12	12/31/11
Net Income	$31,622	$20,038	$48,008	$31,728	$95,505	$61,348
Income taxes	16,106	11,028	24,442	18,745	45,040	38,528
Interest expense, net	4,673	4,019	8,114	6,918	16,271	13,411
Depreciation and amortization	8,984	8,278	16,993	14,592	32,861	27,003
Impairment of long lived assets	—	—	—	—	15,098	—
Equity in earnings of affiliates	(596)	(751)	142	(819)	(179)	1,945
Stock based compensation	3,709	1,969	6,601	3,763	11,129	8,883
EBITDA	64,498	44,581	104,300	74,927	215,725	151,118

Acquisition related expenses and restructuring charges	3,775	5,205	4,416	6,952	(9,817)	5,149
Adjusted EBITDA	$68,273	$49,786	$108,716	$81,879	$205,908	$156,267

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the trailing 12-month periods ended December 31, 2012 and 2011, operating free cash flow was calculated as follows:

	12-Months Ended 12/31/2012	12-Months Ended 12/31/2011
Cash flow provided by operating activities	$145,229	$85,921
Purchases of property, plant and equipment	(38,479)	(13,578)
Operating free cash flow	$106,750	$72,343

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	June 30,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,571	$29,895
Trade receivables, net	217,429	166,677
Inventories	234,278	186,440
Deferred income taxes	17,180	15,834
Other current assets	26,411	19,864
Assets of business held for sale	—	30,098
Total current assets	537,869	448,808

Property, plant and equipment, net	218,170	148,475
Goodwill, net	893,921	702,556
Trademarks and other intangible assets, net	424,356	310,378
Investments and joint ventures	49,595	45,100
Other assets	25,357	18,276
Total assets	$2,149,268	$1,673,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$243,020	$184,103
Income taxes payable	10,047	5,074
Current portion of long-term debt	5,393	296
Liabilities of business held for sale	—	13,336
Total current liabilities	258,460	202,809

Deferred income taxes	135,395	107,633
Other noncurrent liabilities	14,838	8,261
Long-term debt, less current portion	635,110	390,288
Total liabilities	1,043,803	708,991

Stockholders' equity:
Common stock	478	462
Additional paid-in capital	699,804	616,197
Retained earnings	423,119	375,111
Treasury stock	(30,194)	(21,785)
Accumulated other comprehensive income	12,258	(5,383)
Total stockholders' equity	1,105,465	964,602

Total liabilities and stockholders' equity	$2,149,268	$1,673,593

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net sales	$455,319	$364,837	$815,126	$651,674
Cost of sales	324,556	260,252	589,151	467,285
Gross profit	130,763	104,585	225,975	184,389
Selling, general and administrative expenses	75,744	63,460	138,039	117,896
Acquisition related expenses including integration and restructuring charges	3,775	4,921	4,416	6,452
Operating income	51,244	36,204	83,520	60,041
Interest expense and other expenses	3,295	4,607	7,187	8,156
Income before income taxes and equity in earnings of equity-method investees	47,949	31,597	76,333	51,885
Income tax provision	16,302	11,267	24,160	18,984
After-tax (income) loss of equity-method investees	(596)	(751)	142	(819)
Income from continuing operations	32,243	21,081	52,031	33,720
Loss from discontinued operations, net of tax	(621)	(1,043)	(4,023)	(1,992)
Net income	$31,622	$20,038	$48,008	$31,728

Basic net income per share:
From continuing operations	$0.70	$0.48	$1.14	$0.77
From discontinued operations	(0.01)	(0.03)	(0.08)	(0.05)
Net income per share - basic	$0.69	$0.45	$1.06	$0.72

Diluted net income per share:
From continuing operations	$0.68	$0.46	$1.11	$0.74
From discontinued operations	(0.01)	(0.02)	(0.09)	(0.04)
Net income per share - diluted	$0.67	$0.44	$1.02	$0.70

Weighted average common shares outstanding:
Basic	45,942	44,158	45,480	44,044
Diluted	47,355	45,652	46,962	45,504

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2012 GAAP	Adjustments	2012 Adjusted	2011 Adjusted
	(Unaudited)
Gross profit	$130,763	—	$130,763	$104,585
Selling, general and administrative expenses	75,744	—	75,744	63,460
Acquisition related (income) expenses including integration and restructuring charges	3,775	(3,775)	—	—
Operating income	51,244	3,775	55,019	41,125
Interest and other expenses, net	3,295	1,324	4,619	4,276
Income before income taxes and equity in earnings of equity-method investees	47,949	2,451	50,400	36,849
Income tax provision	16,302	486	16,788	13,146
After-tax (income) loss of equity-method investees	(596)	—	(596)	(674)
Income from continuing operations	$32,243	$1,965	$34,208	$24,377

Income per share from continuing operations - basic	$0.70	$0.04	$0.74	$0.55
Income per share from continuing operations - diluted	$0.68	$0.04	$0.72	$0.53
Weighted average common shares outstanding:
Basic	45,942		45,942	44,158
Diluted	47,355		47,355	45,652

	FY 2013		FY 2012
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related fees and expenses and integration and restructuring charges	$3,775	$1,017	4,921	$1,805
Acquisition related (income) expenses including integration and restructuring charges	3,775	1,017	4,921	1,805

Currency gain on acquisition payment	(1,324)	(531)	331	74
Interest and other expenses, net	(1,324)	(531)	331	74

Net (income) loss from HPP discontinued operation	—	—	(77)	—
After-tax (income) loss of equity-method investees	—	—	(77)	—

Total adjustments	$2,451	$486	$5,175	$1,879

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Six Months Ended December 31,
	2012 GAAP	Adjustments	2012 Adjusted	2011 Adjusted
	(Unaudited)
Gross profit	$225,975	—	$225,975	$184,389
Selling, general and administrative expenses	138,039	—	138,039	117,896
Acquisition related (income) expenses including integration and restructuring charges	4,416	(4,416)	—	—
Operating income	83,520	4,416	87,936	66,493
Interest and other expenses, net	7,187	1,254	8,441	7,696
Income before income taxes and equity in earnings of equity-method investees	76,333	3,162	79,495	58,797
Income tax provision	24,160	2,405	26,565	21,478
After-tax (income) loss of equity-method investees	142	—	142	(742)
Income from continuing operations	$52,031	$757	$52,788	$38,061

Income per share from continuing operations - basic	$1.14	$0.02	$1.16	$0.86
Income per share from continuing operations - diluted	$1.11	$0.02	$1.12	$0.84
Weighted average common shares outstanding:
Basic	45,480		45,480	44,044
Diluted	46,962		46,962	45,504

	FY 2013		FY 2012
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related fees and expenses and integration and restructuring charges	$4,416	$1,126	$6,452	$2,379
Acquisition related (income) expenses including integration and restructuring charges	4,416	1,126	6,452	2,379

Currency gain on acquisition payment	(1,254)	(514)	460	115
Interest and other expenses, net	(1,254)	(514)	460	115

Net (income) loss from HPP discontinued operation	—	—	(77)	—
After-tax (income) loss of equity-method investees	—	—	(77)	—

Decrease in unrecognized tax benefits	—	1,793
Income tax provision	—	1,793	—	—

Total adjustments	$3,162	$2,405	$6,835	$2,494